Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Fiscal 2014 Financial Results

Dallas, Texas. (May 28, 2014) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2014.

For the three months ended April 30, 2014, revenue, gross margin and net income were $309.7 million, $132.3 million and $40.9 million, respectively. These represent increases in revenue of $32.1 million, or 11.6%; and in gross margin of $16.7 million, or 14.4%; and a decrease in net income of $12.4 million, or 23.2%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.31 compared to $0.41 last year, a decrease of 24.4%.

For the nine months ended April 30, 2014, revenue, gross margin and net income were $876.0 million, $351.6 million and $127.6 million, respectively. These represent increases in revenue of $93.4 million, or 11.9%; and in gross margin of $33.8 million, or 10.6%; and a decrease in net income of $11.1 million, or 8.0%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $0.97 compared to $1.07 last year, a decrease of 9.3%.

Included in operating results of the current quarter is an impairment charge of $29.1 million. In a prior fiscal year, the Company initiated the development of a third-party enterprise operating system to address its international expansion needs and to eventually replace its proprietary operating system, which is currently utilized in the United States, Canada, the United Kingdom and the United Arab Emirates. During the quarter, the Company reassessed this strategy based on the projected cost to complete, deployment risk and certain other factors. As a result of this assessment, the Company decided to cease development of the third-party enterprise operating system and address its international technology needs through an internally-developed proprietary solution. Accordingly, during the quarter, the Company recognized an impairment charge resulting primarily from the abandonment of work previously capitalized in connection with the development of the third-party solution.

Included in the operating results of the third quarter of the prior fiscal year were the incremental revenues and operating expenses associated with incremental unit volume generated by Hurricane Sandy, which were estimated to be $12.7 million and $7.2 million, respectively.

Excluding the impacts of the impairment charge during the current quarter and the effects of Hurricane Sandy during the same quarter last year, for the three months ended April 30, 2014, non-GAAP revenue, gross margin and net income were $309.7 million, $132.3 million and $60.3 million, respectively. These represent increases in non-GAAP revenue of $44.8 million, or 16.9%; in non-GAAP gross margin of $22.1 million, or 20.1%; and in non-GAAP net income of $10.6 million, or 21.4%, respectively, from the non-GAAP results from the same quarter last year. Non-GAAP fully diluted earnings per share for the three months were $0.46 compared to $0.38 last year, an increase of 21.1%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

For the nine months ended April 30, 2014, non-GAAP revenue, gross margin and net income were $876.0 million, $351.6 million and $146.6 million, respectively. These represent increases in non-GAAP revenue of $124.5 million, or 16.6%; in non-GAAP gross margin of $29.4 million, or 9.1%; and in non-GAAP net income of $5.0 million, or 3.5%, respectively, from the non-GAAP results from the same period last year. Non-GAAP fully diluted earnings per share for the nine months were $1.12 compared to $1.09 last year, an increase of 2.8%.

On Thursday, May 29, 2014, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://64.202.98.81/conferenceamerica. A replay of the call will be available through July 28, 2014 by calling (877) 919-4059. Use confirmation code #17312559.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others, as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates (www.copart.ae) and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform. For more information or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Use of Non-GAAP Financial Measures

Included in this release are certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per diluted share, which reflect the impact of an impairment charge in the quarter ended April 30, 2014, and revenues and expenses associated with salvage cars processed as a result of Hurricane Sandy. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Copart believes the presentation of non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of impairment charges and the effects of Hurricane Sandy.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Carol Morrison, Assistant to the Executive Vice President
(972) 391-5302
carol.morrison@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Condensed Consolidated Statements of Income

 (Unaudited)

	Three months ended April 30,		Nine months ended April 30,
(In thousands, except per share data)	2014	2013	2014	2013
Service revenues and vehicle sales:
Service revenues	$255,045	$223,977	$717,140	$636,076
Vehicle sales	54,677	53,661	158,899	146,613
Total service revenues and vehicle sales	309,722	277,638	876,039	782,689
Operating costs and expenses:
Yard operations	123,097	105,648	360,744	310,169
Cost of vehicle sales	46,263	45,631	135,996	124,146
Yard depreciation and amortization	8,110	10,762	27,665	30,524
Gross margin	132,252	115,597	351,634	317,850
General and administrative	35,856	28,750	110,770	86,186
General and administrative depreciation and amortization	4,659	4,034	12,684	11,724
Impairment of long-lived assets	29,104	—	29,104	—
Total operating expenses	247,089	194,825	676,963	562,749
Operating income	62,633	82,813	199,076	219,940
Other (expense) income:
Interest expense, net	(2,023)	(2,400)	(6,226)	(7,273)
Other income	708	1,592	3,301	2,043
Total other expense	(1,315)	(808)	(2,925)	(5,230)
Income before income taxes	61,318	82,005	196,151	214,710
Income taxes	20,441	28,769	68,507	75,989
Net income	$40,877	$53,236	$127,644	$138,721
Earnings per share-basic
Basic net income per share	$0.32	$0.42	$1.02	$1.11

Weighted average common shares outstanding	125,794	125,270	125,604	124,755

Earnings per share-diluted
Diluted net income per share	$0.31	$0.41	$0.97	$1.07
Diluted weighted average common shares outstanding	131,486	130,530	131,095	129,502

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Condensed Consolidated Balance Sheets

(In thousands)	April 30, 2014	July 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132,832	$63,631
Accounts receivable, net	192,610	182,714
Vehicle pooling costs and inventories	32,216	31,202
Income taxes receivable	3,358	9,416
Deferred income taxes	4,950	2,216
Prepaid expenses and other assets	18,443	15,344
Assets held for sale	1,345	1,929
Total current assets	385,754	306,452
Property and equipment, net	685,707	677,517
Goodwill and intangibles, net	313,437	285,169
Deferred income taxes	33,971	30,117
Other assets	57,803	35,226
Total assets	$1,476,672	$1,334,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$164,218	$136,648
Bank overdraft	—	16,291
Deferred revenue	5,146	4,832
Income taxes payable	11,207	4,741
Current portion of long-term debt and capital lease obligations	76,171	76,047
Total current liabilities	256,742	238,559
Deferred income taxes	7,494	8,071
Income taxes payable	25,378	23,091
Long-term debt and capital lease obligations	242,106	296,410
Other liabilities	5,191	5,949
Total liabilities	536,911	572,080
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	393,225	368,769
Accumulated other comprehensive loss	(21,829)	(47,161)
Retained earnings	568,352	440,780
Total stockholders’ equity	939,761	762,401
Total liabilities and stockholders’ equity	$1,476,672	$1,334,481

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Condensed Consolidated Statements of Cash Flows

 (Unaudited)

	Nine Months Ended April 30,
(In thousands)	2014	2013
Cash flows from operating activities:
Net income	$127,644	$138,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,349	42,248
Allowance for doubtful accounts	936	234
Impairment of long-lived assets	29,104	—
Stock-based compensation	17,262	14,671
Excess tax benefits from stock-based compensation	(1,219)	(6,164)
Gain on sale of property and equipment	(1,696)	(922)
Deferred income taxes	(12,609)	(3,372)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,161)	(24,414)
Vehicle pooling costs and inventories	(170)	(4,304)
Prepaid expenses and other current assets	(3,539)	(2,877)
Other assets	(12,133)	(6,145)
Accounts payable and accrued liabilities	15,269	21,966
Deferred revenue	316	15
Income taxes receivable	7,305	4,213
Income taxes payable	8,229	8,695
Other liabilities	1,747	438
Net cash provided by operating activities	207,634	183,003

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(78,078)	(145,508)
Proceeds from sale of property and assets held for sale	3,271	5,470
Net cash used in investing activities	(74,807)	(140,038)

Cash flows from financing activities:
Proceeds from the exercise of stock options	5,680	19,579
Excess tax benefit from stock-based payment compensation	1,219	6,164
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,115	951
Change in bank overdraft	(16,291)	—
Principal payments on long-term debt	(56,250)	(56,255)
Repurchases of common stock	(80)	(14,512)
Net cash used in financing activities	(64,607)	(44,073)

Effect of foreign currency translation	981	327

Net increase (decrease) in cash and cash equivalents	69,201	(781)

Cash and cash equivalents at beginning of period	63,631	140,112
Cash and cash equivalents at end of period	$132,832	$139,331

Supplemental disclosure of cash flow information:
Interest paid	$6,599	$7,758
Income taxes paid	$65,769	$68,179

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Additional Financial Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Unaudited)

(In thousands, except per share data)	Three months ended April 30,		Nine months ended April 30,
	2014	2013	2014	2013
GAAP total revenue	$309,722	$277,638	$876,039	$782,689
Effect of Hurricane Sandy	—	(12,736)	—	(31,161)
Non-GAAP total revenue	$309,722	$264,902	$876,039	$751,528

GAAP gross margin	$132,252	$115,597	$351,634	$317,850
Effect of Hurricane Sandy	—	(5,494)	—	4,392
Non-GAAP gross margin	$132,252	$110,103	$351,634	$322,242

GAAP net income	$40,877	$53,236	$127,644	$138,721
Impairment of long-lived assets, net of tax	19,402	—	18,939	—
Effect of Hurricane Sandy, net of tax	—	(3,567)	—	2,838
Non-GAAP net income	$60,279	$49,669	$146,583	$141,559

Earnings per share-diluted
GAAP diluted net income per share	$0.31	$0.41	$0.97	$1.07
Non-GAAP diluted net income per share	$0.46	$0.38	$1.12	$1.09
Diluted weighted average common shares outstanding	131,486	130,530	131,095	129,502

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000